Exhibit 10.4
                            STOCK PURCHASE AGREEMENT

         STOCK PURCHASE AGREEMENT ("Agreement") made as of November 9, 2004 between Dennis Crowley, of Highland Beach, Florida ("Crowley"), PNC Tool Holdings LLC, a Nevada limited liability company (the "Seller), and Spear & Jackson, Inc. of Boca Raton, Florida (the "Buyer")

                                    Recitals

         WHEREAS, the Seller is the owner of 6,005,561 shares of Spear & Jackson, Inc common stock (the "Shares") representing 100% of its stock ownership interest in Buyer;

         WHEREAS, Crowley is the beneficial owner of 100% of the equity interest of Seller; and

         WHEREAS, the Seller has agreed to sell the Shares to the Buyer and the Buyer has agreed to purchase the Shares from the Seller; on the terms and conditions set forth in the Agreement;

         NOW THEREFORE, in payment of $100 and such other good and valuable consideration hereby acknowledged by the parties, it is therefore agreed:

         1. SALE. The Seller shall sell and the Buyer shall purchase all of the Shares for the total sum of $100-00.

         2. CONDITION PRECEDENT. The obligations of the Seller to sell and of the Buyer to buy the Shares are expressly conditioned upon:

                  (i) The resolution of the litigation between Crowley, the Seller and the Securities and Exchange Commission ("SEC") captioned, SEC v. Dennis Crowley, Spear & Jackson, Inc., International Media Solutions, LLC., Yolanda Velazquez, and Kermit Silva, United States District Court, Southern District of Florida Case No.: 04-80354-civ-Middlebrooks (the "Litigation");

                  (ii) The approval of the Court overseeing the Litigation, if necessary; and

                  (iii) The disgorgement and civil penalties required to be paid by Crowley to paragraph 3 (e) and 3 (f) of the "Crowley Proposed Consent" attached as Exhibit "1" relating to allegations involving Buyer shall be paid into a "Disgorgement Fund" established pursuant to the provisions of Section ..308 of the Satbanes-Oxley Act of 2002 for the purpose of satisfying claims of third parties arising from matters related to Crowley's involvement with Buyer, including, but not limited to, claims that have been or may hereafter be asserted in class actions.

         3. CROWLEY AND SELLER'S REPRESENTATIONS AND WARRANTIES.

                  (i) The Shares are duly and validly issued, outstanding, fully paid and non-assessable;

                  (ii) There are no outstanding options, pledges, warrants, or agreements of any kind which encumber the Shares or provide rights to the Shares in any person not patty to this Agreement;

                  (iii) The Seller has complete and unrestricted power to sell, convey, assign, transfer and deliver the Shares to Buyer, subject to satisfying the conditions in P. 12 above;

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

                  (iv) The transfer of the Shares pursuant to this Agreement will pass to Buyer good, valid and marketable title to the Shares, free and clear of all liens, pledges, options, charges, and adverse claims of every nature; and

                  (v) Upon delivery of the Shares to Buyer pursuant to this Agreement, Buyer will have good, valid and marketable title to the Shares.

         4. CONDITIONS PRECEDENT FOR BUYER. All obligations of the Buyer under this Agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

                  (i) Representations and warranties true at closing. The Seller's and Crowley's representations and warranties contained in this Agreement shall be true at the time of closing as though such representations and warranties were made at closing.

                  (ii) Performance. The Seller and Crowley shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the closing.

                  (iii) Release. Seller and Crowley shall execute and deliver the release set forth in Exhibit "2".

         5. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer has full corporate power and authority to purchase the Shares. This Agreement (including exhibits) has been duly authorized by Buyer and when executed and delivered by Buyer, will constitute the legal, valid and binding obligation of Buyer enforceable against the Buyer in accordance with its terms.

         6. CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE. The obligations of Seller to sell and transfer the Shares are subject to the .satisfaction, at or before the Closing, of all the following conditions set forth below in this paragraph. Seller may waive any or all of these conditions in whole or in part without prior notice.

                  (i) Buyer shall have performed, satisfied and complied with all the covenants, agreements and conditions required by this Agreement to be performed and complied with by Buyer on or before the Closing.

                  (ii) All corporate proceedings required by law or by the provisions of this Agreement to be taken by Buyer on or before the Closing in connection with the execution and delivery of this Agreement have been duly and validly taken.

                  (iii) The conditions of P. 2 have been satisfied.

                  (iv) Buyer has paid the Seller the purchase price for the Shares.

                  (v) Buyer shall have executed and delivered the release set forth in Exhibit "3".

         7. INDEMNIFICATION. The Seller and Crowley shall indemnify and hold harmless the Buyer, at all times after the date of this Agreement, against and in respect of any damage or deficiency resulting from any misrepresentation or breach of warranty under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer hereunder, which indemnity shall include all damages resulting from any actions, suits, proceedings, demands, assessments, judgments, costs, attorney's fees, and expenses incident to any of the foregoing.

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

         8. COVENANT OF BUYER. Buyer will use its best effort and upon consultation with counsel for former or present officers and directors who are named as parties in any currently filed class actions or in any subsequent class actions and only to the extent Buyer believes it to be in the Buyer's self interest, to settle the claims on behalf of itself and all of its former or present officers and directors who are named as parties in the currently filed class actions, or in any subsequent class action in which the Buyer is named as a party, that relates to or alleges causes of action that arise out of the same subject matter as the Litigation,.

         9. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, and covenants made by the Seller; Crowley and Buyer in this Agreement shall survive the closing and any investigation at any time made by or on behalf of the Seller, Crowley and Buyer.

         10. CLOSING. This transaction shall close within three business days of the satisfaction of the conditions expressed in P. 2.

         11. NOTICE. All notices pursuant to this Agreement shall be in writing and shall be sufficient if delivered, sent or mailed registered or certified mail, postage prepaid, by facsimile or by personal delivery as follows:

                  If to Seller:        Dennis Crowley
                                       c/o William Nortman, Esq.
                                       Akerman Senterfitt
                                       350 E. Las Olas Boulevard
                                       Suite 1600
                                       Fort Lauderdale, Florida 33131

                  If to Purchaser:     Jack Harrington
                                       Harrington Capital Management
                                       401 S. LaSalle Street
                                       #201
                                       Chicago, Illinois 60605

                  Copy to:             Allan M. Lerner, Esq.
                                       2888 E. Oakland Park Boulevard
                                       Fort Lauderdale, Florida 33306-1814

                  Copy to:             Soneet Kapila, Esq.
                                       Court-Appointed Corporate Monitor
                                       for Spear & Jackson
                                       c/o Scott L. Baena, Esq.
                                       Bilzin Sumberg Baena Price & Axelrod, LLP
                                       200 S. Biscayne Boulevard
                                       Suite 2500
                                       Miami, Florida 33131


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

         12. MISCELLANEOUS.

                  (i) No Commission or Brokerage. The Seller and Crowley represent and warrant that all negotiations relative to this Agreement have been carried on by them directly with the Buyer, without the intervention of any person, and the Seller and Crowley shall indemnify the Buyer and hold it harmless against and in respect of any claim for brokerage or other commissions relative to this Agreement, or to the transactions contemplated hereby, and also in respect of all expenses of any character incurred by the Seller in connection with this agreement or such transactions.

                  (ii) Each party pays own costs. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement..

                  (iii) Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for the purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  (iv) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  (v) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument..

                  (vi) No third party beneficiaries. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

                  (vii) Successors and assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns. Buyer may assign all its right, title and interest under this Agreement to a wholly-owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly-owned subsidiary shall relieve Buyer of any of its obligations or duties under this Agreement.

                  (viii) Legal expenses. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding or any appeal therefrom, in addition to any other relief to which it may be entitled.

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


                  (ix) Benefit. This agreement shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns.

         IN WITNESS WHEREOF the parties have signed this agreement.


                                     SELLER:  PNC TOOL HOLDINGS LLC



/s/ Dennis Crowley                   By: /s/ Dennis Crowley, President
------------------                       -----------------------------
Dennis Crowley                           Dennis Crowley


                                     BUYER: SPEAR AND JACKSON, INC.



                                     By: /s/ John R. (Jack) Harrington, Jr.
                                         ----------------------------------
                                         Jack Harrington, Acting Chairman


                                     APPROVED BY:



                                     /s/ Soneet R. Kapila 11/10/04
                                     -----------------------------
                                     Soneet R. Kapila, Court-Appointed Corporate
                                     Monitor for Spear & Jackson, Inc.

                                 GENERAL RELEASE

                       KNOW ALL. PERSONS BY THESE PRESENTS

         SPEAR & JACKSON, INC. and its subsidiaries, affiliates, employees, officers, directors, agents and representatives (the "first party"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration received from or, on behalf of DENNIS CROWLEY AND PNC TOOL HOLDINGS LLC and its subsidiaries, affiliates, employees, officers, directors, agents and representatives (collectively the "second party"), the receipt and adequacy of which is hereby acknowledged.

         (Wherever used herein the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires)

         HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, guarantees, indemnities, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which said first party ever had, now has, or which any personal representative, successor, heir, or assign of said first party, hereafter can, shall, or may have, against said second party for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, other than obligations arising by virtue of a certain Stock Purchase Agreement between the parties dated November , 2004.

         It is understood and agreed that this General Release is not to be construed as an admission of liability on the part of any party hereto. This General Release is intended to be contractual in nature, and may not be changed except with the express prior written consent of the other party. Both patties agree that this General Release contains the entire undemanding of the parties with respect to its subject matter. The parties further agree that this General Release shall be construed as though drafted by both parties jointly.

         The first party further acknowledges that they have read this General Release and know its contents, that they have the advice of counsel as to its meaning and intent, that they are executing this General Release freely and voluntarily for the purposes expressed herein, and that no promise, inducement or agreement not expressed herein has been made to them.

         IN WITNESS WHEREOF, first party has hereunto set his hand and seal this day of November, 2004.

SPEAR & JACKSON, INC.                        ATTEST:


By: /s/ John R. Harrington, Jr. Chairman     /s/ Mike Feeney
    ------------------------------------     ---------------
    Name                        Title        Name

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

                                 GENERAL RELEASE

                       KNOW ALL PERSONS BY THESE PRESENTS

         DENNIS CROWLEY AND PNC TOOL HOLDINGS LLC and its subsidiaries, affiliates, employees, officers, directors, agents and representatives (the "first party"), for and in consideration of the sum of Ten Dollars ($10,00) and other good and valuable consideration received from or on behalf of SPEAR & JACKSON, INC. and its subsidiaries, affiliates, employees, officers, directors, agents and representatives (collectively, the "second party"), the receipt and adequacy of which is hereby acknowledged,

         (Wherever used herein the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires)

         HEREBY remises, releases, acquits, satisfies, and forever discharges the said second party, of and from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, guarantees, indemnities, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which said first party ever had, now has, or which any personal representative, successor, heir, or assign of said first party, hereafter can, shall, or may have, against said second party for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date hereof, other than obligations arising by virtue of a certain Stock Purchase Agreement between the parties dated November , 2004.

         It is understood and agreed that this General Release is not to be construed as an admission of liability on the part of any party hereto. This General Release is intended to be contractual in nature, and may not be changed except with the express prior written consent of the other party. Both parties agree that this General Release contains the entire understanding of the parties with respect to its subject matter. The parties further agree that this General Release shall be construed as though drafted by both parties jointly.

         The first party further acknowledges that they have read this General Release and know its contents, that they have the advice of counsel as to its meaning and intent, that they are executing this General Release freely and voluntarily for the purposes expressed herein, and that no promise, inducement or agreement not expressed herein has been made to them.

         IN WITNESS WHEREOF, first party has hereunto set his hand and seal this 9th day of November, 2004.

PNC TOOL HOLDINGS LLC


By: /s/ Dennis Crowley         President     /s/ Dennis Crowley
    ------------------------------------     -----------------------------------
    Name                       Title         Name:  Dennis Crowley, individually

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

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

                   CASE NO.: 04-80354-CIV-MIDDLEBROOKS/JOHNSON

SECURITIES AND EXCHANGE COMMISSION,

                           Plaintiff,

v.

DENNIS CROWLEY, SPEAR & JACKSON, INC,
INTERNATIONAL MEDIA SOLUTIONS, LLC,
YOLANDA VELAZQUEZ, and KERMIT SILVA,

                           Defendants,

And

HOUNDS TOOTH, LTD., PITTSFIELD RESOURCES LTD,
NORTHBASE LTD., BELLOW CAPITAL MANAGEMENT, LTD,
RIVER GROUP HOLDINGS, CORP.,
ROLLING HILLS ENTERPRISES, LTD. a/k/a
ROLLINGS HILLS ENTERPRISES LTD,
ARDEN ENTERPRISES, INC., KIDZ, INC.,
PNC INVESTMENTS, INC., and TRITON ENTERPRISES,

                           Relief Defendants
____________________________________________________________________/

              CONSENT OF DEFENDANT DENNIS CROWLEY TO FINAL JUDGMENT
                    OF PERMANENT INJUNCTION AND OTHER RELIEF

         1. Defendant Dennis Crowley ("Crowley") acknowledges service of the Complaint in this action on him and admits the jurisdiction of this Court over him and over the subject matter of this action.

         2. Crowley states that he has entered into this Consent voluntarily, after consulting with undersigned counsel, and that no promise, threat, or inducement of any kind, except as stated in this Consent or in the attached proposed Final Judgment of Permanent Injunction and Other Relief against Dennis Crowley ("Final Judgment"), has been made by the plaintiff Securities and Exchange Commission ("Commission") or any member, officer, agent, or representative of the Commission to Crowley or to anyone acting for him or on his behalf, to induce him to enter into this Consent.

         3. Crowley, without admitting or denying the allegations of the Complaint, except that he admits the allegations as to personal and subject matter jurisdiction, voluntarily consents to the entry of the Final Judgment, in the form annexed hereto and incorporated by reference herein, which, among other things:

         (a)      permanently restrains and enjoins Crowley from Violations of:
                  Sections 5(a) and (c) and 17(a)(1)(2) and (3) of the Securities Act of 1933 ("Securities Act"), 15 U.S.C. ss.ss. 77e(a), 77e(c), 77q(a)(1), 77q(a)(2) and 77q(a)(3); and
                  Sections 10(b), 13(a), l3(d) and 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U. S. C. ss.ss. 78j(b), 78m(a), 78m(d) and 78p(a), and Rules 10b-5, 12b-20,
                  13a-1, 13a-14, 13d-l and 16a-3 promulgated under the Exchange Act, 17 C.F.R. ss.ss. 240.10b-5, 240.12b-20, 240.13a-1,
                  240.13a-14, 240.13d-1 and 240.16a-3;

         (b) prohibits Crowley from acting as an officer or director of any issuer that has a class of securities registered with the Commission pursuant to Section 12 of the Exchange Act [15 U.S.C. ss. 781] or, that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. ss. 78o(d)];

         (c) prohibits Crowley from participating in an offering of penny stock pursuant to Section 21(d) of the Exchange Act [15 U.S.C. ss. 78u(d)];

         (d) bars Crowley from directly or indirectly receiving or purchasing from an issuer any security registered with the Commission on Form S-8 under the Securities Act;

         (e) orders Crowley to pay disgorgement in the amount of S3,765,776, plus prejudgment interest in the amount of $304,014; and

         (f) orders Crowley to pay a civil penalty in the amount of $2 million pursuant to Section 20(d) of the Securities Act [13 U.S.C. ss. 77t(d)] and Section 21(d) of the Exchange .Act [15 U.S.C. ss. 78u(d)(3)].

         4. In addition, Crowley further consents to relinquish all claims and rights relating to the 6,005,561 shares of Spear & Jackson stock ("the Shares") he currently owns in accord with the terms of his separate agreement with Defendant Spear & Jackson concerning the Shares. Crowley understands that his relinquishing all claims and rights to the Shares are conditions to the Commission's acceptance of this Consent and the filing of the Final Judgment with the Court.

         5. Crowley agrees that the Commission may present the attached Final Judgment to the Court for signature and entry, without further notice.

         6 Crowley agrees that this Consent shall be made a part of the attached Final Judgment to be entered by this Court in this action, and further agrees that this Court shall retain jurisdiction over him for purposes of enforcement of the Final Judgment.

         7. Crowley states that he understands that the Commission cannot and does not confer on him or on any person or entity, immunity from any criminal proceedings against him or other persons or entities for any actions related to or arising from this or any other matter.

         8. Crowley understands and agrees to comply with the Commission's policy "not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegations in the complaint or order for proceedings" (17 C.F.R. ss.202.5(e)). In compliance with this policy, Crowley agrees: (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the Complaint or creating the impression that the Complaint is without factual basis; and (ii) that upon the fling of this Consent, he hereby withdraws any papers fled in this action to the extent that they deny any allegation in the Complaint. If Crowley breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this case to its active docket. Nothing in this provision affects Crowley's testimonial obligations or his right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

         9. Crowley, waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

         10. Crowley waives any right he may have to appeal from the entry of the Final Judgment.

         11. Crowley waives service of the Final Judgment upon him and agrees that entry of the Final Judgment by the Court and fling with the Clerk in the Southern District of Florida will constitute notice to him of the terms and conditions of the Final Judgment.

         12. Crowley agrees that he will not oppose the enforcement of the Final Judgment on the grounds that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

         13 Crowley waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to pursue reimbursement of attorney's fees or other fees, expenses, or costs expended by him to defend against this action. For these purposes, Crowley agrees that he is not the prevailing party in this action since the parties have reached a good faith settlement.

         14. Crowley agrees that this proceeding and this Consent are for the purposes of resolving this proceeding only, in conformity with the provisions of 17 C.F.R. ss. 202.5(f), and do not resolve, affect, or preclude any other proceeding which may be brought against him. Consistent with the provisions of 17 C.F.R. ss. 202.5(f), Crowley waives any claims of Double Jeopardy based upon the settlement of this action, including the imposition of any remedy or civil penalty herein. Crowley acknowledges that the Court's entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations off self-regulatory organizations, licensing boards, and other regulatory organizations. Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in. or association with a member of a self-regulatory organization. This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.

         15. Crowley acknowledges that the civil penalty paid pursuant to the Final Judgment may be distributed pursuant to the Fair Fund provisions of
Section 308(a) of the Sarbanes-Oxley Act of 2002. Regardless of whether any such Fair Fund distribution is made, the civil penalty shall be treated as a penalty paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Crowley agrees that he shall not, after offset or reduction in any Related Investor Action based on his payment of disgorgement in this action, further benefit by offset or reduction of any part of his payment of a civil penalty in this action ("Penalty Offset"). If the court in any Related Investor Action grants such a Penalty Offset, Crowley agrees that he shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission's counsel in this action and pay the amount of the Penalty Offset to the United States Treasury or to a Fair Fund, as the Commission directs. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this action. For purposes of this paragraph, a "Related Investor Action" means a private damages action brought against Crowley by or on behalf of one or more investors based on substantially the same facts as alleged in the Complaint in this action.

         16. Crowley agrees that he shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to, payment made pursuant to any insurance policy, with regard to any civil penalty Crowley pays pursuant to the Final ,Judgment, regardless of whether such penalty amounts or any par thereof are added to a distribution fund or otherwise used for the benefit of investors. Crowley further agrees that he shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any civil penalty he pays pursuant to the Final Judgment, regardless of whether such penalty amounts or any part thereof are added to a distribution fund or otherwise used for the benefit of investors.


Approved as to form:


/s/ William Nortman
-------------------
William Nortman, Esq.
Akerman Senterfitt
350 E. Las Olas Blvd., Suite 1600
Fort Lauderdale, Florida 33301-2229
Counsel for Dennis Crowley

         I, Dennis Crowley, have read and understand the foregoing Consent and, having had the advice of competent counsel, agree to the terms and conditions in the Consent and do consent to the Court's entry of the Final Judgment.


Dated:       09/28         , 2004       /s/ Dennis Crowley
      ---------------------             ------------------
                                        DENNIS CROWLEY



STATE OF FLORIDA           )
                           ) ss:
COUNTY OF PALM BEACH       )


         On this 28th day of September 2004, before me personally appeared DENNIS CROWLEY, who _____ is personally known to me or X who produced a driver's license bearing his name and photograph as identification and who executed this Consent, and he acknowledged to me that he executed same.


/s/ Ryan J. Brimo
-----------------
Notary Public
                                             Ryan J. Brimo
                                             Notary Public - State of Florida
                                             My Comm. Expires Apr 1, 2006
  April 1, 2006                              Commission # DD106457
------------------
Commission Expires

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